UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2020 (May 5, 2020)

PLURISTEM THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31392	98-0351734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park
Building No. 5
Haifa, Israel	3508409
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	PSTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2020, Pluristem Therapeutics Inc., or the Company, entered into a securities purchase agreement, or the Securities Purchase Agreement, with two institutional investors, or the Investors, pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company directly to the Investors, 1,587,302 shares of Common Stock, or the Shares. The purchase price per Share was $9.45.

The net proceeds from the offering are expected to be approximately $15,000,000. The Company intends to use the net proceeds from the offering for working capital, including funding towards its Phase II study of PLX cell therapy in the treatment of complications arising from COVID-19 and other clinical trial activities, investment in capital equipment and other general corporate purposes. The offering is expected to close on or before May 7, 2020, subject to customary closing conditions. The offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-218916), which was declared effective by the Securities and Exchange Commission on June 30, 2017.

The Securities Purchase Agreement is included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement, and may be subject to limitations agreed upon by the parties. The foregoing description is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 1.01.

A copy of the legal opinion of Sullivan & Worcester LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Sullivan & Worcester LLP (with respect to the offering).
10.1	Form of Securities Purchase Agreement
23.1	Consent of Sullivan & Worcester LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: May 5, 2020	By:	/s/ Chen Franco-Yehuda
Chen Franco-Yehuda
Chief Financial Officer and Secretary

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